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                                                                    EXHIBIT 24.4

                               RAY, QUINNEY & NEBEKER
                              Professional Corporation
                                  Attorneys at Law

                                79 South Main Street
                                   P.O. Box 4385
                            Salt Lake City, Utah  84145

                                  August 12, 1998


First Security Bank, N.A.
79 South Main Street
Salt Lake City, Utah  84111

     RE:  Amendment No. 2 to Registration Statement on Form S-3
          Registration No. 333-35847

Ladies and Gentlemen:

     We are members of the Bar of the State of Utah and have acted as counsel to First Security Bank, N.A. ("First Security") in connection with the registration of Asset Backed Notes and Asset Backed Certificates to be issued by First Security-Registered Trademark- Auto Owner Trusts.

     In connection with our engagement, we consent to the reference to Ray, Quinney & Nebeker under the caption "Legal Matters" in the Prospectus included in the above-referenced Registration Statement.

                                   Very truly yours,

                                   /s/ A. Robert Thorup

                                   A. Robert Thorup